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                                                                    EXHIBIT 10.7

                                 PROMISSORY NOTE


$1,000,000.00                                              Minnetonka, Minnesota
                                                           September 25, 2002


         FOR VALUE RECEIVED, the undersigned, THE CHATEAUX LLC, a Nevada limited liability company (hereinafter "Borrower") whose address is 3745 Las Vegas Blvd. South, Las Vegas, NV 89109, promises to pay to the order of GRAND CASINOS NEVADA I, INC., a Minnesota corporation ("Holder") whose address is 130 Cheshire Lane, Minnetonka, MN 55305, the principal sum of One Million and 00/100 Dollars ($1,000,000.00), or such lesser sums as may have been advanced to Borrower hereunder, in lawful money of the United States of America, together with interest on the unpaid principal balance, at the rates of interest hereinafter specified to be repaid as set forth in the Loan Agreement ("Loan Agreement") of even date herewith between the Borrower and the Holder.

         The interest due hereunder on the outstanding principal amount shall be computed at a fixed rate of ten percent (10.0%) per annum. Interest shall be calculated on the balances outstanding at the end of each day and on the basis of a three hundred sixty (360) day year, but shall accrue and be payable on the actual number of days in the month.

         All payments shall be applied first to late fees due hereunder, if any, then to interest and then to principal, except that if any advance made by Holder for expenses which are the responsibility of the Borrower is not promptly repaid to Holder, any monies received, at the option of Holder, may first be applied to repay such advances, plus interest thereon, at the rates provided herein.

         All payments shall be made at the office of the Holder set forth above, or at such other place as the Holder hereof may from time to time designate in writing.

         It is hereby expressly agreed that if any default shall occur in the payment of any installment of principal, interest or other sums when due hereunder or any other sum when due hereunder or in the payment of any other indebtedness owed by Borrower to Holder; and such default continues for ten (10) days after the Holder hereof has given Borrower written notice of such default; or if any "Event of Default" shall occur under the Loan Agreement: (a) the whole sum of principal, accrued interest and other sums outstanding hereunder shall, at the option of the Holder hereof, be fully accelerated and become immediately due and payable, anything contained herein or in any instrument now or hereafter securing this Note to the contrary notwithstanding, time being of the essence hereof; and (b) the interest rate on this Note shall increase an additional four percent (4%) per annum in excess of the interest rate in effect at said time ("Default Rate"). Said acceleration option and Default Rate shall continue until all such defaults have been cured. In the event of such acceleration, the term "Maturity Date" shall be deemed to mean the date on which this Note is due and payable as a result of such acceleration.



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         Borrower may prepay a portion or the entire principal amount due hereunder at any time without penalty, and such prepayment shall be applied as hereinabove provided.

         No delay or omission on the part of the Holder of this Note in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on a future occasion.

         Borrower and all guarantors, if any, hereof hereby severally waive presentment for payment, protest and demand, notice of protest, demand, dishonor and nonpayment of this Note; and hereby further consent that the Holder hereof may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, or modify the Mortgage or any other document securing this Note, or partially release or satisfy any security furnished thereby, and such consent, release or satisfaction shall not alter nor diminish the liability of any person liable or to become liable for the indebtedness evidenced hereby or any portion of such indebtedness; and hereby further consent that no act, omission or thing, except full payment of this Note, which but for this provision could act as a release or impairment of their liability, shall in any way release, impair or effect the liability of any of them; and consent to the personal jurisdiction of the state and federal courts located in the State of Nevada in connection with any controversy related in any way to this Note or any security or guaranty for this Note, waive any argument that venue in such forums is not convenient, and agree that any litigation initiated by any of them against the Holder or any other holder of this Note relating in any way to this Note or any security or guaranty for this Note shall be venued in either the applicable state court in Clark County, Nevada, or the United States District Court for the District of Nevada. However, this Note shall be shall be construed according to the internal laws (other than conflict laws) of the State of Minnesota.

         Borrower agrees to pay all costs of collection, including attorneys' fees, in case the principal of this Note or any payment on the principal, interest, or other sum due hereunder is not paid when due, and to pay all costs including attorneys' fees in case it becomes necessary to protect the security hereof, whether suit be brought or not.

         Notwithstanding any provision herein or in any instrument now or hereafter securing this Note, the total liability for payments in the nature of interest shall not exceed the limits now imposed by the usury laws of the State of Minnesota.

         The rights or remedies of the Holder as provided in this Note and the Mortgage and any other documents securing this Note shall be cumulative and concurrent, and may be pursued singly, successively, or together against the Mortgaged Property, any other funds, property or security held by Holder for the payment hereof or otherwise at the sole discretion of the Holder. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights or remedies or the right to exercise them at any later time.



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         THE BORROWER ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A
CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED AND THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY A JURY MAY EXCEED THE TIME AND EXPENSE REQUIRED FOR TRIAL WITHOUT A JURY. THE BORROWER, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF BORROWER'S CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF HOLDER AND BORROWER, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE, ANY RELATED AGREEMENTS OR OBLIGATIONS THEREUNDER. THE BORROWER HAS READ ALL OF THIS NOTE AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS NOTE. THE BORROWER ALSO AGREES THAT COMPLIANCE BY THE HOLDER WITH THE EXPRESS PROVISIONS OF THIS NOTE SHALL CONSTITUTE GOOD FAITH AND SHALL BE CONSIDERED REASONABLE FOR ALL PURPOSES.

                                            BORROWER:

                                            THE CHATEAUX, LLC

                                            By:      /s/ Stephen J. Cloobeck
                                               ---------------------------------
                                            Its:     Managing Member
                                                 -------------------------------


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